Exhibit 99.1

                Tower Group, Inc. Doubles Cash Dividend

     Declares Dividend of $0.05 Per Share for the Third Quarter of
         2007; Up $0.025 Per Share From Previous Announcement

    NEW YORK--(BUSINESS WIRE)--Aug. 13, 2007--Tower Group, Inc. (NASDAQ: TWGP) announced today that the Company's Board of Directors has declared an increase in the regular quarterly dividend for its common stock to $0.05 from $0.025 per share. The $0.05 dividend will be payable September 27, 2007 to stockholders of record as of September 14, 2007. Subject to Board of Directors approval for future dividends, this represents an annualized increase to $0.20 per share.

    Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc. stated, "We are absolutely committed to increasing shareholder value over the long term, and this increase in the Company's dividend represents our continued confidence in our business and growth prospects. Tower Group's record levels of profits and strong operating cash flows have enabled us to increase our dividends."

    About Tower Group, Inc.

    Tower Group, Inc. offers property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses. Tower Group's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project", "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    For more information visit Tower's website at http://www.twrgrp.com/.


    CONTACT: Tower Group, Inc.
             Thomas Song, 212-655-4789
             Managing Vice President
             tsong@twrgrp.com